Exhibit 99.1

Contacts:
Michael J. Shea Chief Financial Officer Mac-Gray Corporation 781-487-7600 Email: mshea@macgray.com	Jim Buckley Executive Vice President Sharon Merrill Associates, Inc. 617-542-5300 Email: jbuckley@investorrelations.com

Mac-Gray Reports First-Quarter 2007 Financial Results

Revenue Increases 6 Percent on Laundry Facilities Management Growth
and Strength of Product Sales;
Company Reiterates 2007 Outlook

WALTHAM, MA, May 3, 2007 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services and energy-efficient MicroFridge® appliances to multi-unit housing locations, today announced its financial results for the quarter ended March 31, 2007.

Mac-Gray reported first-quarter 2007 revenues of $71.5 million, an increase of 6% from first-quarter 2006 revenues of $67.7 million.  Net income for the first-quarter 2007 was $1.3 million, or $0.09 per diluted share, compared with first-quarter 2006 net income of $1.8 million, or $0.13 per diluted share.  First-quarter 2007 net income includes a pre-tax loss on the change in value of derivative instruments of $264,000.  First-quarter 2006 net income included a pre-tax gain on the change in value of derivative instruments of $542,000.  Excluding these items from both periods, net income, as adjusted, for the first quarter of 2007 was $1.4 million, or $0.10 per diluted share, compared with net income, as adjusted, of $1.4 million, or $0.11 per diluted share, for the first quarter of 2006.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income, as reported, to net income, as adjusted.

For the first quarter of 2007, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) was $14.7 million, same as the year-earlier quarter.  EBITDA, as adjusted, increased 6% to $15.0 million, from $14.1 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income, to EBITDA, and EBITDA, as adjusted.

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“In the first quarter, revenue rose 6% due to a combination of growth in our laundry facilities management business and a strong increase in Product Sales,” said Stewart G. MacDonald, Mac-Gray’s chairman and chief executive officer.  “We also were successful in the quarter in growing our EBITDA, as adjusted, at the same rate as our top-line, despite some anomalies in sales, general and administrative (SG&A) expenses.

“Within our core laundry facilities management business, we achieved revenue growth of 2.4% in the first quarter.  This business continues to be a strong cash producer based on its steady growth and our focus on rates of return in our contracts.  As a result of our strong facilities management cash flow, our funded debt remained level, even after borrowing approximately $2.5 million for the Tennessee acquisition we completed in February, and spending approximately $5.6 million on new and renewed laundry facility contracts and related incentive payments.

“Product Sales in the quarter grew 30%, driven by an increase in MicroFridge sales.  The sizeable year-over-year revenue growth in MicroFridge primarily resulted from a strong increase in sales to the Government sector and, to a lesser extent, an increase in sales to the Hospitality and Healthcare sectors.  In addition to the sales growth, we also continue to make progress on MicroFridge’s bottom-line performance.  Due to the higher margin sales in this quarter and ongoing operational improvements, MicroFridge operating margin in the first quarter of 2007 increased year-over-year by nearly 4% as a percentage of sales.

Business Outlook and Financial Guidance

“We remain encouraged about our prospects for 2007 and we are confident that our growth strategy, which blends incremental new accounts with occasional acquisitions, is succeeding.  Within our laundry facilities management business, the acquisition pipeline remains attractive and we continue to evaluate candidates that will increase our density within an existing market or will provide a fully established position in a new market.  In the second quarter, we already have acquired two small affiliated companies in upstate New York. For our Product Sales business, we expect to continue to experience quarter-to-quarter variability in 2007, while still generating overall growth,” concluded MacDonald.

Based on current market conditions and exclusive of any acquisitions, the Company is confirming its previously announced outlook for 2007 including: laundry facilities management revenue in the range of $230 million to $250 million; Product Sales revenue in the range of $43 million to $47 million; and capital expenditures in the range of $29 million to $33 million, including laundry facilities management contract incentives.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to vacancy rates.  These estimates may be subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ materially from the estimates set forth above.

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Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chairman and chief executive officer, and Michael Shea, chief financial officer, will summarize the Company’s financial results, review business and operating highlights from the quarter, provide a business and financial outlook, and answer questions.  To hear a live broadcast of the call, log onto www.macgray.com or dial (201) 689-8328 or (877) 407-5790 prior to the call.

You can also access a replay of the conference call in the Investor Relations section of Mac-Gray’s website at www.macgray.com.

Use of Non-GAAP Measures

In this release we use non-GAAP financial measures including adjusted net income, EBITDA and adjusted EBITDA.  We define EBITDA as net income before interest expense, provision for income taxes, and depreciation and amortization expense.  Adjusted net income, EBITDA and EBITDA as adjusted to exclude the items described above are not measures of our liquidity or financial performance under generally accepted accounting principles (GAAP) and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.  Our management believes adjusted net income, EBITDA, and adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses adjusted net income, EBITDA and adjusted EBITDA to evaluate the Company’s historical and prospective financial performance, to set internal revenue targets and spending budgets, to measure operational profitability and the accuracy of forecasting, and as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and adjusted EBITDA exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain its business.  In addition, our measures of EBITDA and adjusted EBITDA are different from those used in the covenants contained in our senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on its GAAP results and by using EBITDA and adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP

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financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the management of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes.  Mac-Gray contracts its laundry facilities under long-term leases.  These leases typically grant Mac-Gray the exclusive contract rights to laundry facilities on the lessor’s premises for a fixed term, which is generally 7 to 10 years, in exchange for a negotiated portion of the revenue collected.  Mac-Gray serves approximately 58,000 multi-housing laundry facilities located in 43 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division.  This division also includes the Company’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges, the federal government for military housing, hotels and motels, and assisted living facilities.  MicroFridge® also markets Maytag’s Magic Chef®, Amana® and Maytag® lines of home appliances under its MaytagDirect™ program throughout the United States.  MicroFridge® and Maytag® products bear the ENERGY STAR® designation.  To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Intelligent Laundry Solutions™, Intelligent Laundry Systems™, LaundryView™, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation.  MicroFridge® is a registered trademark of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s current expectations regarding its financial results for the full-year 2007, potential acquisitions, and growth prospects.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to identify and successfully acquire laundry facility business, successfully integrate acquired assets and operations, and service the increased debt incurred to finance acquisitions, as well as the risks that the Company will incur unanticipated costs related to the acquired operations or not realize

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expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)

	Three months ended
	March 31,
	2006	2007

Revenue	$67,698	$71,474
Cost of revenue:
Cost of facilities management revenue	38,434	39,155
Depreciation and amortization	8,151	9,044
Cost of products sold	6,862	8,452
Total cost of revenue	53,447	56,651

Gross margin	14,251	14,823

Operating expenses:
Selling, general and administration expenses	8,580	9,415
(Gain) loss on sale or disposal of assets, net	94	(112)
Total operating expenses	8,674	9,303

Income from operations	5,577	5,520

Interest expense, net	3,184	3,136
(Gain) loss related to derivative instruments	(542)	264
Income before provision for income taxes	2,935	2,120
Provision for income taxes	1,181	866
Net income	$1,754	$1,254
Net income per common share — basic	$0.14	$0.10
Net income per common share — diluted	$0.13	$0.09
Weighted average common shares outstanding — basic	12,944	13,132
Weighted average common shares outstanding — diluted	13,352	13,557

MAC-GRAY CORPORATION
TABLE 1
Reconciliation of Reported Net Income to Adjusted Net Income
(In thousands, except  per share amounts)

	Three months ended
	March 31,
	2006	2007

Net income, as reported	$1,754	$1,254

Income before provision for income taxes, as reported	$2,935	$2,120
(Gain) loss related to derivative instruments(1)	(542)	264
Income before provision for income taxes, as adjusted	2,393	2,384
Provision for income taxes, as adjusted	963	974

Net income, as adjusted	$1,430	$1,410

Diluted earnings per share, as adjusted	$0.11	$0.10

(1)             Represents the un-realized (gain) loss on interest rate protection contracts, which do not qualify for hedge accounting treatment.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes presentation of this measure is appropriate to enhance an overall understanding of our historical financial performance and future prospects.  Net income, as adjusted, which is adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION
TABLE 2
Reconciliation of Reported Net Income to Earnings Before Interest, Taxes, Depreciation
and Amortization (“EBITDA”) and EBITDA, as adjusted
(In thousands)

	Three months ended
	March 31,
	2006	2007

Net income	$1,754	$1,254

Interest expense, net	3,184	3,136
Provision for income taxes	1,181	866
Depreciation and amortization	8,532	9,436

EBITDA	14,651	14,692

(Gain) loss related to derivative instruments(1)	(542)	264

EBITDA, as adjusted	$14,109	$14,956

(1)             Represents the un-realized (gain) loss on interest rate protection contracts, which do not qualify for hedge accounting treatment.

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. EBITDA, as adjusted, is EBITDA further adjusted to exclude the item described in the table above. We have excluded this item because we believe it is not reflective of our ongoing operating performance. EBITDA and EBITDA, as adjusted, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA and EBITDA, as adjusted, are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and EBITDA, as adjusted, as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and EBITDA, as adjusted, exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA and EBITDA, as adjusted, are different from those used in the covenants contained in our 2005 senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and EBITDA, as adjusted, only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.